EXHIBIT 99(c)





                              INVACARE CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
              (As amended and restated effective February 1, 2000)



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                              INVACARE CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
              (As amended and restated effective February 1, 2000)

                                Table of Contents

                                                                            Page


1. Introduction................................................................1
         1.1. Adoption and Name of Plan........................................1
         1.2. Purpose of Plan..................................................1
         1.3. "Top Hat" Pension Benefit Plan...................................1
         1.4. Plan Unfunded....................................................1
         1.5. Effective Date...................................................1
         1.6. Administration...................................................1

2. Definitions and Construction................................................2
         2.1. Definitions......................................................2
                  2.1.1. Actuarial Equivalent..................................2
                  2.1.2. Beneficiary...........................................2
                  2.1.3. Board.................................................2
                  2.1.4. Bonus Plan............................................2
                  2.1.5. Change of Control.....................................2
                  2.1.6. Change of Control Benefit.............................2
                  2.1.7. Code..................................................2
                  2.1.8. Committee.............................................2
                  2.1.9. Company...............................................3
                  2.1.10. Company Contribution Offset..........................3
                  2.1.11. Death Benefit........................................3
                  2.1.12. Disability...........................................3
                  2.1.13. Disability Benefit...................................3
                  2.1.14. Early Retirement Benefit.............................3
                  2.1.15. Early Retirement Date................................4
                  2.1.16. Earnings.............................................4
                  2.1.17. Effective Date.......................................4
                  2.1.18. Employee.............................................4
                  2.1.19. ERISA................................................4
                  2.1.20. Final Earnings.......................................4
                  2.1.21. Normal Retirement Benefit............................4
                  2.1.22. Normal Retirement Date...............................5
                  2.1.23. Offset...............................................5
                  2.1.24. Participant..........................................5
                  2.1.25. Participation Agreement..............................5
                  2.1.26. Plan.................................................5
                  2.1.27. Prior Distribution Offset............................5
                  2.1.28. Service..............................................5
                  2.1.29. Service Ratio........................................6
                  2.1.30. Social Security Offset...............................6
                  2.1.31. Target Bonus.........................................6
                  2.1.32. Target Replacement Ratio.............................6
                  2.1.33. Termination Benefit..................................6
                  2.1.34. Vesting Percentage...................................7

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         2.1.35. Vesting Service...............................................7
         2.2. Number and Gender................................................7
         2.3. Headings.........................................................7
         2.4. Other Definitions................................................7

3. Participation and Eligibility...............................................8
         3.1. Participation....................................................8
         3.2. Commencement of Participation....................................8
         3.3. Cessation of Active Participation................................8

4. Benefits....................................................................9
         4.1. Normal Retirement Benefit........................................9
         4.2. Early Retirement Benefit.........................................9
         4.3. Disability Benefit...............................................9
         4.4. Termination Benefit..............................................9
         4.5. Death Benefit....................................................9
         4.6. Change of Control Benefit........................................9
         4.7. Form of Benefits.................................................9
         4.8. Vesting.........................................................10
         4.9. Designation of Beneficiaries....................................10
         4.10. Amendments.....................................................10
         4.11. Change in Marital Status.......................................10
         4.12. No Beneficiary Designation.....................................11
         4.13. Unclaimed Benefits.............................................11
         4.14. Eligibility for More Than One Benefit..........................11
         4.15. Reemployment...................................................11

5. Administration.............................................................13
         5.1. Committee.......................................................13
         5.2. General Powers of Administration................................13
         5.3. Indemnification of Committee....................................13

6. Claims Procedure...........................................................14
         6.1. Claims..........................................................14
         6.2. Claim Decision..................................................14
         6.3. Request for Review..............................................14
         6.4. Review of Decision..............................................15
         6.5. Discretionary Authority.........................................15

7. Miscellaneous..............................................................16
         7.1. Plan Not a Contract of Employment...............................16
         7.2. Non-Assignability of Benefits...................................16
         7.3. Amendment and Termination.......................................16
         7.4. Unsecured General Creditor Status Of Employee...................16
         7.5. Severability....................................................17
         7.6. Governing Laws..................................................17
         7.7. Binding Effect..................................................17
         7.8. Entire Agreement................................................17
         7.9. No Guarantee of Tax Consequences................................17
         7.10. Withholding....................................................17
         7.11. Set Off........................................................17
         7.12. Plan Year......................................................18

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                              INVACARE CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
              (As amended and restated effective February 1, 2000)



1.       Introduction

1.1.     Adoption and Name of Plan.

The Company adopts the amended and restated Invacare Corporation Supplemental Executive Retirement Plan.

1.2.     Purpose of Plan.

The purpose of the Plan is to provide deferred compensation for a select group of management or highly compensated Employees of the Company and to supplement the benefits under other retirement and savings plans offered by the Company for such Employees.

1.3.     "Top Hat" Pension Benefit Plan.

The Plan is an  "employee  pension  benefit  plan"  within the  meaning of ERISA
Section 3(2). The Plan is maintained, however, for a select group of management or highly compensated employees and, therefore, is exempt from Parts 2, 3 and 4 of Title 1 of ERISA. The Plan is not intended to qualify under Code Section 401(a).

1.4.     Plan Unfunded.

The Plan is unfunded. All benefits will be paid from the general assets of the Company, which will continue to be subject to the claims of the Company's creditors. No amounts will be set aside for the benefit of Plan Participants or their Beneficiaries.

1.5.     Effective Date.

The Plan was originally adopted effective May 1, 1995. The amended and restated Plan is effective as of the Effective Date.

1.6.     Administration.

The Plan shall be administered by the Committee.

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2. Definitions and Construction.

2.1.     Definitions.

For purposes of the Plan, the following words and phrases shall have the respective meanings set forth below, unless their context clearly requires a different meaning:

2.1.1.   Actuarial Equivalent.

"Actuarial Equivalent" means an amount having equal value when computed on the basis of (a) the greater of an eight percent (8%) annual interest rate or Moody's Corporate Bond Yield Average for the prior calendar year and (b) the 1983 Group Annuity Mortality Table.

2.1.2.   Beneficiary.

"Beneficiary" means a person or entity entitled to receive any benefits payable with respect to a deceased Participant.

2.1.3.   Board.

"Board" means the board of directors of the Company.

2.1.4.   Bonus Plan.

"Bonus Plan" means the Management Incentive Plan of the Company, as amended from time to time.

2.1.5.   Change of Control.

"Change of Control" has the same meaning ascribed to it under the Company's 401(k) Plus Benefit Equalization Plan.

2.1.6.   Change of Control Benefit.

"Change of Control Benefit" means a lump sum benefit which is the Actuarial Equivalent of the Normal Retirement Benefit (even if the Participant is not then eligible for such benefit) assuming the Vesting Percentage is one hundred percent (100%) and the Service Ratio is one (1).

2.1.7.   Code.

"Code" means the Internal Revenue Code of 1986, as amended.

2.1.8.   Committee.

"Committee" means the administrative committee described in Section 5.1.

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2.1.9.   Company.

"Company" means Invacare Corporation

2.1.10.  Company Contribution Offset.

"Company Contribution Offset" means the Actuarial Equivalent of the benefit to be derived from contributions made by the Company on behalf of the Participant to the Company's 401(k) Plan, 401(k) Plus Benefit Equalization Plan, and Profit Sharing Plan.

2.1.11.  Death Benefit.

"Death Benefit" means an Actuarial Equivalent of the Normal Retirement Benefit (even if the Participant is not then eligible for such benefit) assuming the Vesting Percentage and the Service Ratio at the time of Participant's death. The Participant may elect the form of payment with Committee approval. If no election is made, the Committee will determine the form of payment. In no event, shall the total benefits payable be less than the Participant's Final Earnings.

2.1.12.  Disability.

"Disability" shall have the same meaning as defined in the Company's Long Term Disability Plan.

2.1.13.  Disability Benefit.

"Disability Benefit" means an annual benefit equal to the difference between

     (a) the product of Final Earnings x Target Replacement Ratio x Service Ratio and

     (b) all Offsets but in no event less than zero.

     Except as otherwise provided in Section 4.7, such benefit shall be paid monthly.

2.1.14.  Early Retirement Benefit.

"Early Retirement Benefit" means an annual benefit equal to the difference between

     (a) Final Earnings x Target Replacement Ratio x Service Ratio x Vesting Percentage (expressed in decimal form) x (1.00 minus the product of the number of years prior to what would have been the Participant's Normal Retirement Date had he remained employed until such date x .06) and

     (b) all Offsets but in no event less than zero.

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Except as otherwise provided in Section 4.7, such benefit shall be paid monthly.

2.1.15.  Early Retirement Date.

"Early Retirement Date" means the date a Participant's employment with the Company terminates for a reason other than death or Disability and prior to his Normal Retirement Date on or after he has attained at least fifty five (55) years of age and completed at least ten (10) years of Service.

2.1.16.  Earnings.

"Earnings" means the sum of (a) the Participant's annual base salary in effect on the April 1st immediately preceding or coincident with the date of the Participant's termination of employment, plus (b) the Participant's Target Bonus on such date.

2.1.17.  Effective Date.

"Effective Date" means February 1, 2000.

2.1.18.  Employee.

"Employee" means any common-law employee of the Company.

2.1.19.  ERISA.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.1.20.  Final Earnings.

"Final Earnings" means the Participant's Earnings in effect on the date of his termination of employment, except in the case of Disability, where the Final Earnings are the Earnings in effect on the last day preceding the Disability.

2.1.21.  Normal Retirement Benefit.

"Normal Retirement Benefit" means an annual benefit equal to the difference between

     (a) the product of Final Earnings x Target Replacement Ratio x Service Ratio x Vesting Percentage (expressed in decimal form) and

     (b) all Offsets but in no event less than zero.

     Except as otherwise provided in Section 4.7, such benefit shall be paid monthly.
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2.1.22.  Normal Retirement Date.

"Normal Retirement Date" means the date a Participant's employment terminates for a reason other than death or Disability:

     (a) on or after he has attained at least sixty five (65) years of age, or

     (b) on or after he has attained at least sixty two (62) years of age and completed at least fifteen (15) years of Service, or

     (c) with the Committee's consent.

2.1.23.  Offset.

"Offset" means the Company Contribution Offset, the Prior Distribution Offset and/or the Social Security Offset.

2.1.24.  Participant.

"Participant" means each Employee who has been selected for participation in the Plan and who has become a Participant pursuant to Section 3.2.

2.1.25.  Participation Agreement.

"Participation Agreement" means the written agreement between an Employee and the Company which evidences and confirms his participation in the Plan and his agreement to be bound by all of its terms and conditions and which contains such other matters as the Committee shall determine from time to time.

2.1.26.  Plan.

"Plan" means the Invacare Corporation Supplemental Executive Retirement Plan, as amended from time to time.

2.1.27.  Prior Distribution Offset.

"Prior Distribution Offset" means the Actuarial Equivalent of the sum of benefit payments previously distributed to a Participant under the Plan.

2.1.28.  Service.

"Service" means the greater of

     (a) a Participant's continuous employment by the Company, including periods of Disability, rounded to the nearest whole number of years,

     (b) the number of years set forth in Appendix A as amended from time to time.

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2.1.29.  Service Ratio.

"Service Ratio" means the lesser of one (1) or the quotient of Service divided by fifteen (15) or such greater ratio set forth in Appendix A as amended from time to time.

2.1.30.  Social Security Offset.

"Social Security Offset" means if payment of benefits commences prior to the date a Participant attains sixty two (62) years of age, fifty percent (50%) of the estimated monthly old age benefit for a Participant, exclusive of benefits for relatives or dependents, that would be or would have been available from time to time from and after his attainment of sixty two (62) years of age under the then current provisions of the Social Security Act (including increases or decreases in such benefits caused by changes in the law or otherwise) determined without regard as to whether such benefit would be delayed, suspended, reduced or forfeited because of failure to apply, continued employment, the Participant's death or any other reason. However, the Social Security Offset shall not be applicable until the date a Participant attains or would have attained sixty two (62) years of age. If payment of benefits commences on or after the date a Participant attains sixty two (62) years of age, the Social Security Offset shall be computed in the same manner as described in the first sentence of this Section 2.1.30 except the age to be used shall be the actual age when payment of benefits commences. In determining the Social Security Offset for a Participant who dies prior to the time payment of benefits commences, it will be assumed that his earnings for the calendar year of his death and all future years equal the then current Social Security Taxable Wage Base.

2.1.31.  Target Bonus.

"Target Bonus" means the annual base salary in effect on the April 1st immediately preceding or coincident with the date of a Participant's termination of employment, multiplied by the target bonus percentage in effect on that same date under the Bonus Plan.

2.1.32.  Target Replacement Ratio.

"Target Replacement Ratio" means fifty percent (50%) expressed in decimal form.

2.1.33.  Termination Benefit.

"Termination Benefit" means an annual benefit equal to the difference between

     (a) Final Earnings x Target Replacement Ratio x Service Ratio x Vesting Percentage (expressed in decimal form) x (1.00 minus the product of the number of years prior to what would have been the Participant's Normal Retirement Date had he remained employed until such date x .06) and

     (b) all Offsets but in no event less than zero.

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Except as otherwise provided in Section 4.7, such benefit shall be paid monthly.

2.1.34.  Vesting Percentage.

"Vesting Percentage" means the percentage of a Participant's benefit which is nonforfeitable as set forth in Section 4.8.

2.1.35.  Vesting Service.

"Vesting Service" means, except as hereinafter provided, a Participant's Service while a Participant. Notwithstanding the foregoing, if a Participant's Vesting Service would be at least two (2) years under the preceding sentence, his Service shall be his Vesting Service.

2.2.     Number and Gender.

Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

2.3.     Headings.

The heading of Sections herein is included solely for convenience, and if there is any conflict between such headings and the rest of the Plan, the text shall control.

2.4.     Other Definitions.

In addition to the definitions in Section 2.1, certain other words and phrases are defined in other portions of the Plan.

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3. Participation and Eligibility.

3.1.     Participation.

Participants in the Plan are those Employees who are (a) subject to the income tax laws of the United States, (b) members of a select group of highly compensated or management Employees of the Company, and (c) selected by the Committee, in its sole discretion, as Participants. The Committee shall notify each Participant of his selection as a Participant. Subject to the provisions of
Section 3.3 a Participant shall remain eligible to continue participation in the Plan for each Plan Year following his initial year of participation in the Plan.

3.2.     Commencement of Participation.

An Employee shall become a Participant effective as of the first day of the month following the date on which he executes his Participation Agreement and any other documents required by the Committee.

3.3.     Cessation of Active Participation.

Notwithstanding any provision herein to the contrary, an individual who has become a Participant shall cease to be an active Participant effective as of any date designated by the Committee. In the event of such cessation, for purposes of determining the Participant's Earnings and Final Earnings, the Participant shall be deemed to have terminated employment as of the date of such cessation but he shall continue to be credited with Service. Such cessation shall not preclude the individual from subsequently being selected to once again be a Participant.

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4. Benefits.

4.1.     Normal Retirement Benefit.

Upon the termination of the Participant's employment on or after his Normal Retirement Date for a reason other than Disability or death, the Participant shall thereupon be entitled to receive his Normal Retirement Benefit.

4.2.     Early Retirement Benefit.

Upon the termination of the Participant's employment on or after his Early Retirement Date for a reason other than Disability or death, the Participant shall thereupon be entitled to receive his Early Retirement Benefit.

4.3.     Disability Benefit.

Upon a Participant's Disability, whether or not his employment terminates due to
Disability,   the  Participant  shall  thereupon  be  entitled  to  receive  his
Disability Benefit.

4.4.     Termination Benefit.

If a Participant's employment terminates for a reason other than death, and other than as described in Sections 4.1, 4.2, or 4.3 above, the Participant shall be entitled to receive his Termination Benefit commencing on the first date that could have been the Participant's Early Retirement Date or Normal Retirement Date had he remained employed if he is still alive on such date.

4.5.     Death Benefit.

Upon the death of the Participant while employed, his Beneficiary shall be entitled, to receive an amount equal to his Death Benefit.

4.6.     Change of Control Benefit.

Upon termination of a Participant's employment for a reason other than death within two (2) years of a Change of Control, he shall be entitled to receive his Change of Control Benefit.

4.7.     Form of Benefits.

The normal form of all benefits payable monthly shall be a life annuity commencing with the month following the month which triggers payment. Each monthly payment shall be one twelfth (1/12) of the annual payment. Notwithstanding the foregoing, in lieu of such normal form, the Actuarial Equivalent of any such annuity benefit may be paid in a lump sum, a seventy five percent (75%) or fifty percent (50%) joint and survivor annuity, or such other forms as the Committee may permit from time to time if such optional form of benefit is elected prior to the occurrence of the event which triggers distribution. All benefits payable as a lump sum shall be paid as soon as practicable after the event which triggers payment of such benefit.

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4.8.     Vesting.

A Participant's Vested Percentage shall be based upon his years of Vesting Service as follows:

              Years of Vesting Service                        Percentage Vested
                     Less than 1                                       0
                          1                                           20
                          2                                           40
                          3                                           60
                          4                                           80
                     5 or more                                       100

Notwithstanding the foregoing, a Participant's benefits shall become fully vested upon his attainment of age sixty five (65) while employed, Disability while employed, death while employed, and termination of employment pursuant to
Section 4.6.

4.9.     Designation of Beneficiaries.

Each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death if any such benefits are payable after his death. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. In case of a Participant who is a resident of a community property state, designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation and is witnessed by a notary public, or the consent cannot be obtained because the spouse cannot be located.

4.10.    Amendments.

Except as provided below, any nonspousal designation of Beneficiary may be changed by a Participant without the consent of such Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

4.11.    Change in Marital Status.

If the marital status of a Participant residing in a community property state changes after the Participant has designated a Beneficiary, the following shall apply:

     (a) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed above.

     (b) If the Participant is unmarried at death but was married when the designation was made:

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          (i)  The  designation  shall  be  void  if the  spouse  was  named  as
          Beneficiary.

          (ii) The designation shall remain valid if a nonspouse Beneficiary was named.

     (c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

4.12.    No Beneficiary Designation.

If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

     (a) The Participant's surviving spouse;

     (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

     (c) The Participant's estate.

4.13.    Unclaimed Benefits.

In the case of a benefit payable on behalf of such Participant, if the Committee is unable to locate the Participant or Beneficiary to whom such benefit is payable, such benefit may be forfeited to the Company, upon the Committee's determination. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or Beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be paid by the Company or restored to the Plan by the Company.

4.14.    Eligibility for More Than One Benefit.

If a Participant is eligible for more than one form of benefit (such as a Change of Control Benefit and an Early Retirement Benefit), he shall be entitled to receive the benefit which is the greatest, on the basis of a vested Actuarial Equivalent, or, if the benefits are equal on such basis, the one determined by the Committee.

4.15.    Reemployment.

In the event that a Participant receiving an annuity benefit is reemployed or returns to active employment after recovering from Disability, such benefit shall cease during reemployment or return to active employment. Upon subsequent

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termination of employment or Disability,  the Participant and/or his Beneficiary
shall be eligible to receive the benefits, if any, to which he is then entitled under the Plan.

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5. Administration.

5.1.     Committee.

The Plan shall be administered by a Committee which shall consist of the Company's Chief Executive Officer and Chief Financial Officer. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Committee may delegate to others certain aspects of the management and operational responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals, provided that such delegation is in writing. No member of the Committee who is a Participant shall participate in any matter relating to his status as a Participant or his rights or entitlement to benefits as a Participant.

5.2.     General Powers of Administration.

The Committee shall have all powers necessary or appropriate to enable it to carry out its administrative duties. Not in limitation, but in application of the foregoing, the Committee shall have discretionary authority to construe and interpret the Plan and determine all questions that may arise hereunder as to the status and rights of Employees, Participants, and Beneficiaries. The Committee may exercise the powers hereby granted in its sole and absolute discretion. The Committee may promulgate such regulations as it deems appropriate for the operation and administration of the Plan. No member of the Committee shall be personally liable for any actions taken by the Committee unless the member's action involves willful misconduct.

5.3.     Indemnification of Committee.

The Company shall indemnify the members of the Committee against any and all claims, losses, damages, expenses, including attorney's fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

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6. Claims Procedure.

6.1.     Claims.

A person who believes that he is being denied a benefit to which he is entitled under the Plan (the "Claimant") may file a written request for such benefit with the Committee, setting forth his claim. The request must be addressed to the Committee at the Company at its then principal place of business.

6.2.     Claim Decision.

Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

If the claim is denied in whole or in part, the Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

     (a) The specific reason or reasons for such denial;

     (b) The specific reference to pertinent provisions of the Plan on which such denial is based;

     (c) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

     (d) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

     (e) The time limits for requesting a review under Section 6.3 and for review under Section 6.4 hereof.

6.3.     Request for Review.

Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Company (the "Secretary") review the determination of the Committee. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Secretary. If the Claimant does not request a review of the Committee's determination by the Secretary of the Company within such sixty (60) day period, he shall be barred and estopped from challenging the Committee's determination.

6.4.     Review of Decision.

Within sixty (60) days after the Secretary's receipt of a request for review, he will review the Committee's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

6.5.     Discretionary Authority.

The Committee and Secretary shall both have discretionary authority to determine a Claimant's entitlement to benefits upon his claim or his request for review of a denied claim, respectively.

7. Miscellaneous.

7.1.     Plan Not a Contract of Employment.

The adoption and maintenance of the Plan shall not be or be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall give or be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time; nor shall the Plan give or be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

7.2.     Non-Assignability of Benefits.

No Participant, Beneficiary or distributee of benefits under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any such Participant, Beneficiary or other distributee for the payment of any debt, judgment, or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of such Participant, Beneficiary or other distributee hereunder.

7.3.     Amendment and Termination.

The Board may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made which would impair the rights of a Participant with respect to benefits then earned. The Board may terminate the Plan at any time. In the event that the Plan is terminated, the benefits earned shall be paid to such Participant or his Beneficiary in a lump sum or in equal monthly installments as the Committee determines.

7.4.     Unsecured General Creditor Status Of Employee.

The payments to Participant, his Beneficiary or any other distributee hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have nor acquire any interest in any such assets by virtue of the provisions of this Agreement. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant, a Beneficiary, or other distributee acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Company. In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of the Participant (or any other property) to allow the Company to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, his Beneficiary or other distributee shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for a Participant, Beneficiary or other distributee or held as collateral security for any obligation of the Company hereunder.

7.5.     Severability.

If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

7.6.     Governing Laws.

All provisions of the Plan shall be construed in accordance with the laws of Ohio except to the extent preempted by federal law.

7.7.     Binding Effect.

This Plan shall be binding on each Participant and his heirs and legal representatives and on the Company and its successors and assigns.

7.8.     Entire Agreement.

This document and any amendments contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

7.9.     No Guarantee of Tax Consequences.

While the Company has established, and will maintain and administer, the Plan, the Company makes no representation, warranty, commitment, or guaranty concerning the income, employment, or other tax consequences of participation in the Plan under federal, state, or local law.

7.10.    Withholding.

The Company may, at the time any payment is made under the Plan, withhold from such payment any amount necessary to satisfy federal, state and local income, employment, and/or other tax withholding requirements, with respect to such payment, or any benefit under the Plan. In addition, the Company may (a) require a Participant or other payee to tender to the Company cash in the amount necessary to comply with any such withholding requirements and/or (b) withhold any such amount from any other compensation, remuneration or other amounts payable by the Company to or with respect to a Participant.

7.11.    Set Off.

If, at the time any benefits become payable to or with respect to a Participant, such Participant has any debt, obligation, or other liability owing to the

Company of any nature whatsoever, whether liquidated or contingent, the Company may offset the amount the Participant owes to it against the amount of benefits payable to or with respect to the Participant under the Plan.

7.12.    Plan Year.

The records of the Plan shall be kept on a calendar year basis.



     IN WITNESS WHEREOF, the Company has caused this Plan to be executed on the 1st day of February, 2000.


                                                     INVACARE CORPORATION


                                                  By:/s/Thomas R. Miklich
                                                        --------------------
                                                        Thomas R. Miklich

                                                  Title: Chief Financial Officer

                                   APPENDIX A
                                       TO
                              INVACARE CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
              (As amended and restated effective February 1, 2000)





In accordance with the provisions of Sections 2.1.28 and 2.1.29 of the Invacare Corporation Supplemental Executive Retirement Plan ("Plan"), the following Participants shall have Service of not less than fifteen (15) years and a Service Ratio under the Plan of one (1) for all purposes of the Plan, from and after January 1, 1999:



                                 Thomas Miklich

                                  Louis Slangen

                                  Gerald Blouch



The Service Ratio shall also apply to any other Plan, including the Company's Stock Option plan, that requires a period of continuous service to qualify for a particular benefit.

                                   AMENDMENTS
                                       TO
                              INVACARE CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
              (As amended and restated effective February 1, 2000)



Pursuant to provisions of Section 7.3 of the Invacare Corporation Supplemental Executive Retirement Plan ("Plan"), Section 2.1.15 of the Plan is hereby amended, effective February 1, 2000, in its entirety to read as follows:

     "2.1.15 Early Retirement Date

     'Early Retirement Date' means the date a Participant's employment with the Company terminates for a reason other than death or Disability and prior to his Normal Retirement Date: (a) on or after he has attained at least fifty five (55) years of age and completed at least ten (10) years of Service, or
     (b) with the Committee's consent."


     IN WHITNESS WHEREOF, the parties have executed these Amendments as of the day and year first above written.


                                                  INVACARE CORPORATION


                                                  By:/s/Thomas R. Miklich
                                                        --------------------
                                                        Thomas R. Miklich

                                                  Title: Chief Financial Officer